SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of report
                       (Date of earliest event reported):
                                November 7, 2003



                       PowerHouse Technologies Group, Inc.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                   333-5278-NY             94-3334052
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)


              2694 Bishop Drive, Suite 270
                  San Ramon, California                           94583
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        (Address of principal executive offices)                (Zip Code)



                                 (925) 328-1100
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              (Registrant's telephone number, including area code)

Item 5.     Other Events

      On September 15, 2003, PowerHouse Technologies Group, Inc. (the "Company") filed a complaint in the Superior Court of the State of California in and for the County of Los Angeles, South West District against Joseph Ford Proctor, Chief Executive Officer of MayFair Capital Group Limited, and others (collectively, the "Proctor Group") (case no: YC 047491) (the "Civil Action"), seeking, among other items: (1) the recovery of significant funds that the Company believes were diverted from it by the Proctor Group during and after the period Mr. Proctor, a founder of our predecessor company, PowerHouse Studios Inc., headed a capital-raising effort for the Company; (2) the cancellation of approximately 7 million shares of Company Common Stock claimed by the Proctor Group which would represent a majority of the total shares of Company Common Stock currently outstanding (the "Proctor Group Shares"); and (3) the issuance of a temporary restraining order preventing the Proctor Group from, among other items, transferring, selling, or exercising voting rights in respect of the Proctor Group Shares. Subsequent to a court hearing regarding the Civil Action on November 5, 2003, the Superior Court, without prejudice, declined to continue a temporary restraining order that the Superior Court had granted to the Company on September 15.

The Company and its Board of Directors believes, based upon a review of all relevant information available to the Company and after consulting with the Company's counsel, that the Proctor Group Shares were illegally and invalidly issued and therefore, the Board of Directors of the Company has determined that the Proctor Group Shares are, and are to be deemed to be, not validly issued and outstanding and that the holders of those shares shall not be entitled to exercise any of the voting and other rights and privileges of stockholders of the Company in respect of such shares. The Board of Directors of the Company, acting upon advice of counsel, has taken actions it believes to be necessary and appropriate to implement the foregoing determinations, including advising the Company's transfer agent with respect thereto.

Consequently, the Company is hereby reporting that the total number of shares of its Common Stock issued and outstanding as of this date, and as of the date of each of the reports filed by it under the Securities Exchange Act of 1934, as amended, subsequent to May 19, 2003, should be reduced by 8,422,040 shares.

The Board of Directors has also determined that to the extent any previous report, information statement, or other document filed with or submitted to the United States Securities and Exchange Commission or any other applicable regulatory entity, contains information that holds or suggests that the Proctor Group Shares are, or ever were, lawfully and properly issued and outstanding or is otherwise inconsistent with the foregoing, is incorrect. In accordance with this determination, the Board of Directors has authorized and directed the officers of the Company to take such corrective action as is deemed necessary to correct such reports, information statements, or other documents. At this time, however, the Company has not determined to what extent, if any, such corrective measures may be necessary, other than the filing of this Current Report on Form 8-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PowerHouse Technologies Group, Inc.



Date:  November 7, 2003                   /s/  Gregory Duffell
                                         ------------------------------
                                         Name:  Gregory Duffell
                                         Title: Chief Operating Officer